                                                                      Exhibit 21
                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------

The following table sets forth subsidiaries of Life Technologies, Inc. which are included in the consolidated financial statements.

                                         Percentage                 Jurisdiction in
                                             of                   Which Incorporated
Name                                      Ownership                or Organized
--------------------------------------------------------------------------------------
Bethesda Research Labs (U.K.) Ltd.              100%  (B) (G)     England
Biomed Benelux B.V.                             100%  (E) (G)     Netherlands
Canadian Life Technologies, Inc.                100%              Ontario
GIBCO/Bio-Cult Diagnostics, Ltd.                100%  (F) (G)     Scotland
GIBCO Leasing Ltd.                              100%  (B) (G)     Scotland
GIBCO New Zealand (1989) Ltd.                   100%  (D) (G)     New Zealand
Laboratory Services Ltd.                        100%              New Zealand
Labserum Distributors (1980) Ltd.               100%  (D) (G)     New Zealand
Life Technologies A.G.                          100%  (C)         Switzerland
Life Technologies A.S.                          100%              Denmark
Life Technologies B.V.                          100%  (C)         Netherlands
Life Technologies (Europe) Ltd.                 100%  (B) (G)     Scotland
Life Technologies Foreign Sales Corp.           100%              U.S.Virgin Islands
Life Technologies Holdings, Unlimited           100%              Scotland
Life Technologies GmbH                          100%  (C)         Germany
Life Technologies Investment Holdings,Inc.100%                    Delaware
Life Technologies Italia S.r.l.                 100%              Italy
Life Technologies Ltd.                          100%  (B)         Scotland
Life Technologies Ltd.                          100%              New Zealand
Life Technologies Overseas Ltd.                 100%  (B)         Scotland
Life Technologies (Pacific) Ltd.                100%              Hong Kong
Life Technologies Pty. Ltd.                     100%              Australia
Life Technologies S.A.R.L.                      100%  (C)         France
Life Technologies Asia Pacific Inc.             100%              Delaware
N.V. Life Technologies S.A.                     100%  (C)         Belgium
Phoenix Chemicals Ltd.                          100%  (D) (G)     New Zealand
Prespak Plastics (1988) Ltd.                    100%  (A) (G)     New Zealand
Serum Technologies Holdings, Inc.               100%              Delaware
Life Technologies Sweden AB                     100%              Sweden
Life Technologies GIBCO BRL Co., Ltd.            51%              Republic of China,
                                                                  (Taiwan)
Life Technologies S.A.                          100%              Spain
Life Technologies Oriental K.K.                  51%              Japan

 (A)  Owned by Laboratory Services Ltd.
 (B)  Owned by Life Technologies Holdings, Unlimited
 (C)  Owned by Life Technologies Overseas Ltd.
 (D)  Owned by Life Technologies Ltd. (New Zealand)
 (E)  Owned by Life Technologies B.V.
 (F)  Owned by Life Technologies Ltd. (Scotland)
 (G)  Inactive

                                      E-31